UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 22, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.           Entry into a Material Definitive Agreement

On August 16, 2017, Daseke Companies, Inc. (a wholly owned subsidiary of Daseke, Inc.) and Daseke, Inc. entered into Amendment No. 1 to Term Loan Agreement (the “Amendment”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Agent”), and the lenders party thereto, which amended that certain Term Loan Agreement, dated as of February 27, 2017, among Daseke Companies, Inc., Daseke, Inc., the Agent and the lenders from time to time party thereto (the “Existing Term Loan Agreement”).  Pursuant to the Amendment, an adjustment was made to increase the delayed draw incurrence condition relating to pro forma total leverage ratio to 4.25x from 3.50x, effective August 16, 2017 through to the maturity of the delayed draw term loan facility in February 2018. In addition, pursuant to the Amendment, the total leverage ratio covenant was increased for the test periods ending September 30, 2017 and December 31, 2017 to 4.75x from 4.25x, with step-downs reverting to the existing levels under the Existing Term Loan Agreement beginning in the test period ending March 31, 2018.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

10.1 Amendment No. 1 to Term Loan Agreement, dated as of August 16, 2017, among Daseke Companies, Inc., Daseke, Inc., Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

August 22, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 to Term Loan Agreement, dated as of August 16, 2017, among Daseke Companies, Inc., Daseke, Inc., Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto.